UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina		28269
(Address of Principal Executive Offices)		(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 1, 2007, Polymer Group, Inc. issued a press release announcing its financial results for the three and nine months ended September 29, 2007. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Form 8-K is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

In the accompanying press release, the company has presented the non-GAAP financial measure “Adjusted EBITDA” (as defined in the press release). Adjusted EBITDA is a measure of the company’s financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable Securities and Exchange Commission rules, and should not be viewed as an alternative to GAAP measures of performance. The calculation of Adjusted EBITDA is generally consistent with the definition in our credit facility that is used as a basis for determining our compliance with several covenants thereunder, and may not be comparable to the calculation of similarly titled measures reported by other companies.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated November 1, 2007 reporting results of operations for the third quarter and nine month period ended September 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: November 6, 2007	Willis C. Moore, III
Chief Financial Officer